EXHIBIT 10.2

BOSTON SCIENTIFIC CORPORATION
401(k) RETIREMENT SAVINGS PLAN

SEVENTH AMENDMENT

Pursuant to Section 10.1 of the Boston Scientific Corporation 401(k) Retirement Savings Plan, as amended and restated effective January 1, 2001, and as further amended from time to time (the “Plan”), Boston Scientific Corporation hereby amends the Plan as follows:

1. Effective June 1, 2008, Section 8.1 is deleted in its entirety and replaced with the following:

"8.1                       Severance From Employment for Reasons Other Than Death.  Following a Participant's severance from employment of an Affiliated Employer for any reason other than death, the Participant will receive the vested portion of his or her Accounts in cash (or, effective June 1, 2008, if any portion of the Participant’s vested Accounts is invested in the Company Stock fund, in shares of Company Stock) or, if the Participant elects and the value of such portion exceeds $5,000, in monthly, quarterly, semi-annual, or annual installments, fixed installments or variable installments over a period certain not to exceed the Participant's life expectancy or  the joint life and last survivor expectancy of the Participant and his or her Beneficiary.  An election to receive monthly, quarterly, semi-annual, or annual installment distributions in lieu of a single sum, and the period over which such installments are to be made, shall be made by the Participant on a form approved by the Committee.  Notwithstanding the foregoing, for Plan Years beginning on or after January 1, 2002, the installment options described above shall be available only with respect to a Participant whose annuity starting date is earlier than the earlier of (i) the 90th day after notice that such benefit forms will no longer be available is provided in accordance with Regulation section 1.411(d)-4, Q&A-2(e)(1) and (ii) the first day of the second Plan Year following the Plan Year in which the form of optional benefit is eliminated by amendment.”

2. Effective June 1, 2008, Section 8.2 is deleted in its entirety and replaced with the following:

"8.2.                      Time of Distributions.  Distribution with respect to a Participant's severance from employment for any reason other than death will be made in accordance with this Section 8.2.

(a)           If the Participant has attained Normal Retirement Age or the vested portion of the Participant’s Accounts is valued at $5,000 or less (or, effective March 28, 2005, valued at $1,000 or less), distribution of such vested portion will be made in cash (or, effective June 1, 2008, if any portion of the Participant’s vested Accounts is invested in the Company Stock fund, in shares of Company Stock) as soon as practicable after severance from employment.

(b)           Effective March 28, 2005, if the Participant has not yet attained Normal Retirement Age and the vested portion of the Participant’s Accounts is valued in excess of $1,000 but less than or equal to $5,000, the Participant may elect to receive distribution of the vested portion of his or her Accounts in cash (or, effective June 1, 2008, if any portion of the Participant’s vested Accounts is invested in the Company Stock fund, in shares of Company Stock) or to have such amount distributed directly to an eligible retirement plan in accordance with Section 8.6.  In the event that the Participant fails to make such an election pursuant to the procedures provided by the Committee, the Committee will distribute the vested portion of the Participant’s Accounts in a direct rollover to an individual retirement plan designated by the Committee.

(c)           If the Participant has not yet attained Normal Retirement Age and the vested portion of the Participant’s Accounts is valued in excess of $5,000, distribution of such vested portion may not be made under this paragraph unless

(i)           between the 30th and 180th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age and provides the Participant with a written description of the consequences of failing to defer such receipt; and

(ii)          the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Committee.

Notwithstanding the foregoing, such distribution may commence less than 30 days after the required notification described above is given, provided that (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect a distribution; and (ii) the Participant, after receiving the notice, elects a distribution.

For purposes of this Section 8.2, the vested portion of a Participant’s Accounts will be considered to be valued in excess of $1,000 or $5,000, as the case may be, if the value of the vested portion of such Accounts (excluding Rollover Contributions and any earnings thereon) exceeds such amount at the time of the distribution in question.  Distribution under this Section in all events will be made no later than the 60th day after the close of the Plan Year in which occurs the later of the Participant's severance from employment or the Participant's attainment of the Normal Retirement Age.  Notwithstanding the foregoing, periodically the Committee will distribute the vested portion of terminated Participants’ Accounts that no longer have a value in excess of $1,000, and will cause the direct rollover to individual retirement plans of the vested portion of terminated Participants’ Accounts that are valued in excess of $1,000 but less than or equal to $5,000.”

3. Effective June 1, 2008, Section 8.4 is deleted in its entirety and replaced with the following:

"8.4                      Distributions After a Participant's Death.

(a)           Death Prior to Severance From Employment. If a Participant dies prior to his or her severance from the service of the Participating Employers, the Participant's Beneficiary will receive the Participant's Accounts in either of the following forms, as elected by the Beneficiary on a form approved by the Committee:

 (i)  in cash (or, effective June 1, 2008, if any portion of the Participant’s vested Accounts is invested in the Company Stock fund, in shares of Company Stock) as soon as practicable following the Participant's death (but in no event later than December 31 of the calendar year following the year of the Participant's death); or

 (ii)  in monthly, quarterly, semi-annual, or annual installments over a period certain not to exceed the life expectancy of the Beneficiary, such installments to begin not later than December 31 of the calendar year following the year of the Participant's death and to be made in amounts determined in the same manner as under Section 8.3(b) above.

(b)           Death After Severance From Employment. If a Participant dies after severance from employment but before the complete distribution of his or her Accounts has been made, the Participant's Beneficiary will receive the vested portion of the Participant's Accounts.  Distribution will be made in cash (or, effective June 1, 2008, if any portion of the Participant’s vested Accounts is invested in the Company Stock fund, in shares of Company Stock) as soon as practicable following the Participant's death (but no later than December 31 of the calendar year following the year of the Participant's death) provided, however, that if distribution to the Participant had begun following his or her severance from employment in a form elected by the Participant, distribution will continue to be made to the Beneficiary at least as rapidly in such form unless the Beneficiary elects to receive the distribution in cash (or, effective June 1, 2008, if any portion of the Participant’s vested Accounts is invested in the Company Stock fund, in shares of Company Stock) as soon as practicable following the Participant's death.  Any such election must be made on a form approved by the Committee and must be received by the Committee within such period following the Participant's death as the Committee may prescribe.

Any distribution to a Beneficiary under this Section shall be determined as of the Valuation Date that authorized distribution directions are received by the Trustee.”

4. Effective January 1, 2008, subsection (c) of Section 11.2 is deleted in its entirety and replaced with the following:

“(c)                    Except as permitted by Code section 414(v), the annual additions made on behalf of the Participant for any limitation year, when added to the annual additions, if any, to his or her account for such year under all other plans maintained by the Affiliated Employers (as determined under Regulation section 1.415(f)-1), shall not exceed the lesser of (i) the dollar limit under Code section 415(c)(1)(A), as adjusted for increases in the cost of living under Code section 415(d), or (ii) 100 percent of the Participant’s Compensation for such limitation year from the Affiliated Employers.  The compensation limit referred to in (ii) above shall not apply to an individual medical benefit account (as defined in Code section 415(l)) or a post-retirement medical benefits account for a key employee (as defined in Code section 419A(d)(1)).”

5. Effective January 1, 2008, subsection (f) of Section 11.2 is deleted in its entirety and replaced with the following:

“(f)                    Return of excess contributions.  If, as a result of a reasonable error in estimating a Participant's Compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, the excess amounts shall be corrected as determined by the Committee in a manner permitted under the correction programs under Revenue Procedure 2008-50 or other subsequently offered Internal Revenue Service correction programs.”

6. Effective January 1, 2008, Section 14.8 is deleted in its entirety and replaced with the following:

              "14.8                     'Compensation' means,

(a)  for purposes of determining the Code section 415 limits, the amount of any minimum contribution under the special top-heavy provisions, and determining the status of an individual as a 'highly compensated employee' or a 'key employee', the Participant's wages as defined in Code section 3401(a) for purposes of income tax withholding at the source, but (i) determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, and (ii) increased by any such amounts that would have been received by the individual from the Employer but for an election under Code section 125, 132(f)(4), 401(k), 402(h) or 403(b);

(b)  for purposes of the limits under Sections 11.4 and 11.5, 'compensation' as defined under Code section 414(s) and the Treasury regulations thereunder; and

(c)  for all other purposes under the Plan, the same as in (a) above, reduced by all of the following items (even if includable in gross income):  cost-of-living adjustments, reimbursements or other expense allowances, pay in lieu of vacation upon termination of employment, bonuses, deferred compensation, payments under a severance plan, amounts received upon the exercise of options to purchase Company Stock, and moving expenses.  Notwithstanding the foregoing, for purposes of allocating Discretionary Contributions for a Plan Year, commissions paid to any field sales commissioned Employee who is a Highly Compensated Employee for such Plan Year shall be taken into consideration only to the extent of the lesser of (i) fifty percent of the amount of the commissions so paid, or (ii) the amount, not in excess of the commissions so paid, which when added to all other amounts paid such Employee and qualifying as Compensation results in an aggregate amount of Compensation of $90,000 or less.

(d)  Compensation shall include only that compensation which is actually paid to the Participant during the applicable Plan Year and prior to the Participant’s severance from employment, except as provided in Regulation section 1.415(c)-(2)(e)(3).  For all purposes under the Plan, Compensation for any individual will be limited for any Plan Year as provided under Code section 401(a)(17).  If the period for determining Compensation used in calculating a Participant's allocation for a determination period is shorter than 12 months, the annual Compensation limit shall be an amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is 12.  For a Participant's initial year of participation in the Plan, Compensation will be recognized for the entire Plan Year."

7. Effective January 1, 2008, Section 14.21 is deleted in its entirety and replaced with the following:

              "14.21                   'Leased Employee' means any person who is not an employee of a Participating Employer (including, for purposes of this paragraph, Affiliated Employers) and who provides services to the Participating Employer, provided that (i) the services are provided pursuant to an agreement between the Participating Employer and any other person ("leasing organization"); (ii) the person has performed the services for the Company on a substantially full-time basis for a period of at least 1 year; and (iii) the services are performed under the primary direction and control of the Participating Employer; provided that, an individual shall not be considered a Leased Employee of the Participating Employer if (i) the employee is covered by a money purchase plan maintained by the leasing organization providing:  (1) a nonintegrated employer contribution rate of at least 10 percent of "compensation," as that term is defined in Section 14.8(a), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the Participating Employer’s non-highly compensated workforce.”

8. Effective June 1, 2008, Schedule A is amended by adding Guidant Corporation as a Participating Employer under the Plan, which corporation’s state of incorporation is Indiana.

9. Effective June 1, 2008, Schedule B is amended by adding a new Section 13 which Section reads in its entirety as follows:

“13.                      The Guidant Employee Savings and Stock Ownership Plan

Effective as of the close of June 1, 2008, The Guidant Employee Savings and Stock Ownership Plan and Trust (the “Guidant ESSOP”) shall be merged into this Plan.

Special Participation rules (Section 2.1(c)): Yes

(i)  Any individual who is a participant in the Guidant ESSOP on May 31, 2008 shall become a Participant in the Plan as of June 1, 2008.

(ii)  Any individual who is an active employee of Guidant Corporation on May 31, 2008, but who has not yet become a participant in the Guidant ESSOP as of such date, shall become eligible to participate in the Plan as of June 1, 2008 and shall be subject to the Plan’s automatic election rules under Section 3.2.

(iii)  Each other employee of Guidant Corporation shall be subject to the Plan’s general participation rules under Section 2.1.

Special Matching Contribution Rules (Section 3.3):  Yes

In order to allocate the Financed Shares remaining in the Guidant ESSOP’s Suspense Account (as such terms are defined in the Guidant ESSOP) solely to individuals who were participants in the Guidant ESSOP as of May 31, 2008, all Matching Contributions under this Plan to individuals who were participants in the Guidant ESSOP as of May 31, 2008 shall be made in Shares instead of cash until such time as the Financed Shares are exhausted; provided, however, that any Participants in the Plan who receive Matching Contributions in the form of Shares shall have the same diversification rights with respect to such Shares as provided in Sections 5.06(b) and 19.14(b) of the Guidant ESSOP as in effect on May 31, 2008.  This portion of the Plan shall be deemed to be an employee stock ownership plan under Code section 4975(e)(7) and ERISA section 407(d)(6), and shall be administered in a manner consistent with the requirements applicable thereto, including without limitation those applicable to Shares purchased with the proceeds of an Exempt Loan.

Special Rules re allocation of transferred accounts
(Section 4.6(a)):  Yes

In order to administer special in-service withdrawal, diversification and distribution options with respect to Minimum Matching Contributions, Additional Matching Contributions and Basic Contributions made to Guidant ESSOP Participants’ ESOP Accounts (as such terms are defined in the Guidant ESSOP as of May 31, 2008), such amounts (and earnings thereon) shall be transferred into separate accounts or subaccounts under this Plan.

Special Vesting rules (Sections 5.6 and 14.40):  Yes

Any individual who is a participant in, and who has a forfeitable interest under, the Guidant ESSOP as of May 31, 2008 shall, as of the date on which he or she returns to the employ of an Affiliated Employer, have a 100% nonforfeitable interest in the portions of his or her Accounts under this Plan that are attributable to the transfer of such forfeitable interest; provided, that such return to the employ of an Affiliated Employer occurs prior to the date on which the individual incurs (or would have incurred) five consecutive One Year Periods of Severance within the meaning of Sections 10.01(a) and 19.08(b) of the Guidant ESSOP.

Special in-service withdrawal rules (Section 6.10(a)):  Yes

The Guidant ESSOP PAYSOP, ESOP Pre-Split Matching, Company Matching, Intermedics Matching Accounts (as such terms are defined in the Guidant ESSOP as of May 31, 2008) may be withdrawn in-service at any time, but not more than once per year.

Post-retirement, pre-distribution withdrawals shall be permitted consistent with Sections 10.01(b)(3) and 19.13(d) of the Guidant ESSOP as of May 31, 2008.

QJSA rules applicable (Section 8.7):  No

Optional forms of payment to preserve
(Sections 8.1 and 8.7):  Yes

Distributions rights that were applicable to a Participant’s ESOP Account, if any, under the Guidant ESSOP, as of May 31, 2008, shall continue to apply to the portion of such Participant’s Account under this Plan that is attributable to the transfer of his or her ESOP Account from the Guidant ESSOP.

Special Normal Retirement Agreement (Section 14.23):  Yes

The Normal Retirement Age shall be age 65 with respect to a Participant’s accounts transferred from the Guidant ESSOP.”

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IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION

By: ____________________________

Title: ____________________________

Date: ____________________________